UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2016

eMagin Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-15751	56-1764501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2070 Route 52, Hopewell Junction, NY 12533

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (845) 838-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On August 18, 2016, eMagin Corporation (the “Company”) entered into letter agreements (the “Letter Agreements”) with certain of the Company’s warrant holders (the “Warrant Holders”), who were previously issued Common Stock Purchase Warrants (the “Original Warrants”) pursuant to that certain Securities Purchase Agreement between the Company and the Warrant Holders, dated as of December 17, 2015, pursuant to which such Warrant Holders agreed to exercise their Warrants (the “Transaction”). The Original Warrants and the shares of common stock of the Company, par value $0.001 per share (the ”Common Stock”), underlying the Warrants (the “Original Warrant Shares”) were issued and sold by the Company pursuant to an effective shelf registration statement on Form S-3, which was initially filed with the Securities and Exchange Commission on June 13, 2014 and declared effective on June 25, 2014 (File No. 333-196720) (the “Registration Statement”).

On August 24, 2016, pursuant to the Letter Agreements, in consideration of the Warrant Holders exercising Original Warrants to purchase 2,216,500 Original Warrant Shares, the Company issued to the Warrant Holders new Common Stock Purchase Warrants (the “New Warrants”) to purchase 2,947,949 shares of the Company’s Common Stock (the “New Warrant Shares”), which is equal to 133% of the 2,216,500 Original Warrant Shares issued in the Transaction. The New Warrants have an exercise price of $2.60 per share. The New Warrants are substantially similar to the Original Warrants, except that such New Warrants are: (a) restricted; (b) not exercisable for six months from the date of issuance; and (c) have a term of five and a half years from the issuance date. The Company raised approximately $4.5 million in gross proceeds in the Transaction.

Craig-Hallum Capital Group LLC (“Craig-Hallum”) acted as the exclusive placement agent for the transaction pursuant to that certain Placement Agency Agreement by and between the Company and Craig-Hallum dated as of August 5, 2016. The New Warrants have not been registered under the Securities Act of 1933, as amended (the “Act”), or state securities laws. The issuance of the New Warrants was exempt from the registration requirements of the Act pursuant to Section 4(a)(2) of the Act and Rule 506 of Regulation D promulgated thereunder. Following the Transaction, the Company expects to file a resale registration statement to register the issuance of the New Warrant Shares upon the exercise of the New Warrants.

Item 8.01.	Other Events

On August 19, 2016, the Company issued a press release announcing the Transaction, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K. The information furnished pursuant to this Item 8.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section and shall not be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1	Form of Letter Agreement*

4.2	Form of Common Stock Purchase Warrant issued to the Warrant Holders in the Transaction*

99.1	Press Release of eMagin Corporation dated August 19, 2016 (furnished herewith).

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eMagin Corporation

Date: August 24, 2016	By:	/s/ Jeffrey Lucas
Jeffrey Lucas Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
4.1	Form of Letter Agreement*

4.2	Form of Common Stock Purchase Warrant*

99.1	Press Release of eMagin Corporation dated August 19, 2016, furnished herewith.

* filed herewith